Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment”), dated as of November 26, 2012, amends and restates the EXISTINGCREDIT AGREEMENT (as defined below) and is among Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), National CineMedia, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and the Issuing Lenders (as defined in the Existing Credit Agreement).

PRELIMINARY STATEMENTS:

(1) The Borrower, the Administrative Agent, the Lenders named therein and each of the other parties thereto are party to the Credit Agreement, dated as of February 13, 2007 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement.

(2) The Borrower and each party to this Amendment designated as a “2017 Revolving Credit Lender” on its signature page hereto (each a “2017 Revolving Credit Lender”) wish to extend the Revolving Credit Commitments of such 2017 Revolving Credit Lenders on the terms set forth herein, including providing that the maturity date of such 2017 Revolving Credit Lender’s extended Revolving Credit Commitments shall be extended as set forth herein and in Annex I hereto.

(3) On the Restatement Effective Date (as defined below), the Borrower shall (A)(i) borrow new term loans in an aggregate principal amount of $265,000,000 from the parties to this Amendment designated as a “Term Loan Lender” on such party’s signature page hereto (each a “Term Loan Lender”) which term loans will have the terms set forth for Term Loans (under and as defined in the Restated Credit Agreement (as defined below)) (the “New Term Loan Facility”), (ii) use the proceeds of the New Term Loan Facility (a)to repay in full all existing Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, (b) to pay certain breakage expenses in connection with the Borrower’s existing swap agreements incurred in connection with such refinancing, (c)to pay fees and expenses incurred in connection with the foregoing and (d) for general corporate purposes of the Borrower and its Subsidiaries.

(4) The Borrower and the Required Lenders party hereto (including the Lenders with respect to the New Term Loan Facility) have agreed to amend and restate the Existing Credit Agreement (the Existing Credit Agreement as so amended and restated, the “Restated Credit Agreement”) on the Restatement Effective Date subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Revolving Credit Commitment Maturity Date Extension. As of the Restatement Effective Date, each 2017 Revolving Credit Lender (other than Vectra Bank Colorado, National Association (“Vectra Bank”)) agrees to (i) convert 100% of its existing 2017 Revolving Credit Commitment (as defined in the Existing Credit Agreement) and any 2017 Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding thereunder into a 2017 Revolving Credit Commitment (as defined in Annex I) and 2017 Revolving Credit Loans (as defined in Annex I), respectively and (ii) amend and restate the Existing Credit Agreement in the form of the Restated Credit Agreement attached hereto as Annex I. As of the Restatement Effective Date, Vectra Bank agrees to (i) extend Revolving Credit Commitments and Revolving Credit Loans on the terms set forth in Annex I, (ii) become a “2017 Revolving Credit Lender” under and as defined in the Restated Credit Agreement and (iii) the terms and provisions of the Restated Credit Agreement.

SECTION 2. Term Loans. Each Term Loan Lender party hereto agrees to the form of the Restated Credit Agreement and agrees, severally and not jointly, to make, on the Restatement Effective Date, a Term Loan to the Borrower on the terms set forth in Section 2.2 of the Restated Credit Agreement. The proceeds of the Term Loans are to be used by the Borrower solely for the purposes set forth in Recital 3 of this Amendment. For the avoidance of doubt, from and after the Restatement Effective Date, references in the Restated Credit Agreement to the “Term Loans” shall include the Term Loans made by the Term Loan Lenders to the Borrower on the Restatement Effective Date and shall exclude the Term Loans (as defined in the Existing Credit Agreement) made by the Term Loan Lenders (as defined in the Existing Credit Agreement) on the Closing Date.

SECTION 3. Amendments to the Loan Documents.

(a) The Existing Credit Agreement is, effective as of the Restatement Effective Date immediately after giving effect to the repayment of the Existing Term Loans, hereby amended and restated in the form attached as Annex I hereto, provided that any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex I shall remain in effect without any amendment or other modification thereto.

(b) Sections 4.7(d) and 5.8(b)(ii) of the Guarantee and Collateral Agreement are, effective as of the Restatement Effective Date, amended in each case to replace the words “or the security interest of the holders of the Senior Secured Notes permitted by Section 7.3(s) of the Credit Agreement” with the words “or the Liens permitted by Section 7.3(s) of the Credit Agreement”.

SECTION 4. Conditions to Effectiveness of Amendment No. 4. This Amendment shall become effective on the date (the “Restatement Effective Date”) when, and only when, the following conditions shall have been satisfied or waived by each applicable party:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by a Responsible Officer of the Borrower, each of the 2017 Revolving Credit Lenders listed on Schedule I-A hereto and each of the Term Loan Lenders listed on Schedule I-B hereto, or, as to any of the Lenders written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(b) The Agents shall have received evidence that all fees and expenses of the Agents for which invoices have been presented (including the reasonable fees and expenses of counsel to the Administrative Agent) shall have been paid.

(c) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where any Loan Party is organized, and such search shall not reveal any liens on any of the assets of any Loan Party, except for Liens permitted by Section 7.3 of the Existing Credit Agreement as amended by this Amendment.

(d) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3 of the Existing Credit Agreement), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(e) The Administrative Agent shall have received the executed legal opinion of Bryan Cave LLP, counsel to the Borrower, substantially in the form delivered by Holme Roberts & Owen LLP on the Closing Date. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

(f) The Administrative Agent shall have received a solvency certificate from the chief executive officer or chief financial officer of the Borrower substantially in the form delivered on the Closing Date.

(g) The Administrative Agent shall have received a certificate of the Borrower dated as of the Restatement Effective Date signed by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (i) the representations and warranties of the Borrower contained in Section 4 of the Restated Credit Agreement and in any other Loan Document are true and correct in all material respects as if made on and as of the Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that each reference to the “Credit Agreement” therein shall be deemed to be a reference to the Restated Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing.

(h) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of such Loan Party’s organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a Responsible Officer of each Loan Party dated the Restatement Effective Date certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Restatement Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the manager (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the Restated Credit Agreement, and in the case of the Borrower, the borrowings and the extension of the 2017 Revolving Credit Commitments under this Amendment and the Restated Credit Agreement , and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(i) Each Revolving Credit Lender shall have received, if requested at least two Business Days in advance of the Restatement Effective Date, a Revolving Credit Note payable to the order of such Revolving Credit Lender duly executed by the Borrower in substantially the form of Exhibit F-2 or Exhibit F-3 to the Existing Credit Agreement.

(j) Each Term Loan Lender (as defined in the Restated Credit Agreement) shall have received, if requested at least two Business Days in advance of the Restatement Effective Date, a Term Note payable to the order of such Term Loan Lender (as defined in the Restated Credit Agreement) duly executed by the Borrower in substantially the form of Exhibit F-1 to the Existing Credit Agreement.

(k) The Borrower shall have delivered a Borrowing Notice to the Administrative Agent in accordance with Section 2.2 of the Restated Credit Agreement.

(l) The Facilities (as defined in the Restated Credit Agreement) shall have received ratings from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

(m) The Lenders shall have received, sufficiently in advance of the Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Each of the Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other organizational power and authority, and the legal right, to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery by the Borrower of this Amendment and the performance under this Amendment and the Loan Documents, (i) are within the Borrower’s power, (ii) have been duly authorized by all necessary organizational action, (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) will not conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.3 of the Existing Credit Agreement), or require any payment to be made under any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the Properties of the Borrower.

(c) No consent, authorization, filing, notice or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required on or in respect of any Loan Party in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment except those consents, authorizations, filings, notices or other actions, the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) The Borrower represents and warrants that all representations and warranties contained in the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

SECTION 6. Reference to and Effect on the Existing Credit Agreement and the Loan Documents. (a) On and after the Restatement Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Restated Credit Agreement.

(b) The Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (as defined in the Restated Credit Agreement) of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) This Amendment shall constitute a “Loan Document” (under and as defined in the Restated Credit Agreement).

SECTION 7. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.5 of the Existing Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 10. Reaffirmation of Security Interests. The Borrower hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations (as defined in the Restated Credit Agreement), as the case may be, (ii) confirms its respective grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all “Collateral” as defined in the Guarantee and Collateral Agreement, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to the Restated Credit Agreement), subject to the terms contained in the applicable Loan Documents, (iii) confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party,and (iv) acknowledges that the Lenders providing new Term Loans on the date hereof are “Lenders” and “Secured Parties” for all purposes under the Loan Documents.

SECTION 11. Revolving Credit Commitments and Revolving Credit Loans. Upon the effectiveness of this Amendment No. 4, (i) each Lender holding a 2017 Revolving Credit Commitment immediately prior to such effective date (“Existing Revolving Credit Lender”) will automatically and without further act be deemed to have assigned to any 2017 Revolving Credit Lender which does not hold a Revolving Credit Commitment under the Existing Credit Agreement (each, a “New Revolving Lender”), and each such New Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Credit Lender’s participations under the Restated Credit Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations under the Restated Credit Agreement in Letters of Credit and (y) participations under the Restated Credit Agreement in Swing Line Loans held by each Revolving Credit Lender (including each such New Revolving Lender) will equal such Revolving Credit Lender’s Revolving Credit Percentage of the outstanding Revolving Credit Commitment and (ii) any Revolving Credit Loans outstanding on the Restatement Effective Date shall be prepaid from the proceeds of additional Revolving Credit Loans made by the New Revolving Lender (reflecting such New Revolving Lender’s Revolving Credit Percentage), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NATIONAL CINEMEDIA, LLC, as Borrower

By: National CineMedia, Inc., a Delaware corporation, its Manager

By:	/s/ Kurt C. Hall
Name:	Kurt C. Hall
Title:	President, Chief Executive Officer and Chairman

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

BARCLAYS BANK PLC, as Issuing Bank

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

J.P. MORGAN SECURITIES LLC, as Syndication Agent

By:	/s/ Jacob Steinberg
Name: Jacob Steinberg
Title: Executive Director

CREDIT SUISSE SECURITIES (USA) LLC, as
Co-Documentation Agent

By:	/s/ Richelle Clements
Name: Richelle Clements
Title: Vice President

MACQUARIE CAPITAL (USA) INC., as
Co-Documentation Agent

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Senior Vice President

By:	/s/ Morgan Edwards
Name: Morgan Edwards
Title: Managing Director

MORGAN STANLEY SENIOR FUNDING,
INC., as Co-Documentation Agent

By:	/s/ Wissam Kairoug
Name: Wissam Kairoug
Title: Authorized Signatory

2017 REVOLVING CREDIT LENDERS:

BARCLAYS BANK PLC, as a 2017 Revolving Credit Lender

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

2017 REVOLVING CREDIT LENDERS:

MIHI, LLC, as a 2017 Revolving Credit Lender

By:	/s/ Stephen Monos
Name: Stephen Monos
Title: Authorized Signatory

By:	/s/ Katherine Mogg
Name: Katherine Mogg
Title: Authorized Signatory

2017 REVOLVING CREDIT LENDERS:

VECTRA BANK COLORADO
as a 2017 Revolving Credit Lender

By:	/s/ Brian Schneider on behalf of Mike Moreno
Name:	Michael Moreno
Title:	Senior Vice President

2017 REVOLVING CREDIT LENDERS:

CREDIT SUISSE, CAYMAN
ISLANDS BRANCH
as a 2017 Revolving Credit Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Sanja Gazahi
Name:	Sanja Gazahi
Title:	Associate

2017 REVOLVING CREDIT LENDERS:

CHASE LINCOLN FIRST
COMMERCIAL CORPORATION
as a 2017 Revolving Credit Lender

By:	/s/ Marc E. Costantino
Name:	Marc. E. Costantino
Title:	Vice President

2017 REVOLVING CREDIT LENDERS:

Morgan Stanley Senior Funding, Inc.
as a 2017 Revolving Credit Lender

By:	/s/ Kelly Chin
Name: Kelly Chin
Title: Vice President

TERM LOAN LENDERS:

BARCLAYS BANK PLC,
as a Term Loan Lender

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

SCHEDULE 1-A

REVOLVING CREDIT LENDERS

2017 Revolving Credit Lender	2017 Revolving Credit Commitment
Barclays Bank PLC	$20,000,000
Chase Lincoln First Commercial Corporation	$25,000,000
Morgan Stanley Senior Funding, Inc.	$20,000,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000
MIHI, LLC	$20,000,000
Vectra Bank Colorado, National Association	$5,000,000
Total	110,000,000

2014 Revolving Credit Lender	2014 Revolving Credit Commitment
Alcentra Asset Management Limited	$5,000,000
Bank of America, N.A.	$5,000,000
CVC Credit Partners LLC	$4,000,000
Total	14,000,000

Total	$124,000,000

EXHIBIT 1-B

TERM LOAN LENDERS

BARCLAYS BANK PLC

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